Exhibit 10(d)34

                           U.S. $25,000,000

                           CREDIT AGREEMENT,

                     dated as of December 29, 1993

                                 among

                    RIVER BEND FUEL SERVICES, INC.,

                           as the Borrower,

                                  and

               CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                            as the Lenders,

                                  and

                              CIBC INC.,

                     as the Agent for the Lenders.

                        CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of December 29, 1993, among RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and CIBC INC., a Delaware corporation ("CIBC"), as agent (the "Agent") for the Lenders,


                      W I T N E S S E T H:


      WHEREAS, the Borrower is engaged in the business of owning Nuclear Fuel and leasing it to GSU; and

      WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $25,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

      WHEREAS,  the  Loans  will be secured as  part  of  the  Secured
Obligations   by   the  Collateral  as  provided  in  the   Collateral
Agreements; and

      WHEREAS, the proceeds of such Loans will be used for general corporate purposes and working capital purposes of the Borrower;

     NOW, THEREFORE, the parties hereto agree as follows:


                   DEFINITIONS AND ACCOUNTING TERMS

.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Additional Notes" means the notes issued from time to time under
Section 12.2, and as provided in Section 2, of the Trust Indenture, including the Notes issued under this Agreement and designated the Series B Notes.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

           (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

           (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

           (a) the rate of interest most recently announced by the Agent at its Domestic Office as its prime commercial lending rate; and

           (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Applicable Margin" means the number of basis points set forth in the following chart depending upon the Status and the type of Loan or the commitment fee:

                      Commitment      LIBO          CD           Base
      Status              Fee       Rate Loan   Rate Loans    Rate Loans
Level I Status           20.00        50.00        62.50          --
Level II Status          30.00        62.50        75.00          --
Level III Status         32.50        80.00        90.00          --
Level IV Status          37.50       100.00       112.00        100.00

     "Assessment Rate" is defined in Section 3.2.1.

     "Assigned Agreement" means a Nuclear Fuel Contract which has been assigned to Lessor in the manner specified in Section 4 of the Fuel Lease pursuant to a duly executed and delivered Assignment Agreement. The term "Assigned Agreement" shall include a Partially Assigned Agreement.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignment    Agreement"    means    an   assignment   agreement
substantially in the form of Schedule F-1 or F-2 to the Fuel Lease.

     "Atomic Energy Act" means the Atomic Energy Act of 1954, as from time to time amended.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Basic  Documents" includes the Fuel  Lease,  the  Note  Purchase
Agreements, Trust Indenture, Series A Notes, Series B Notes, the Louisiana Collateral Documents, the Assigned Agreements, the
Assignment Agreements, the Trust Agreement, each Bill of Sale, and other agreements related or incidental thereto identified therein as one of the "Basic Documents" and approved by Lessee and the Required Lenders. The Basic Documents shall also include all Additional Notes, if any, issued under and in accordance with the Trust Indenture and Note Purchase Agreements or revolving or other credit agreements relating to the issuance and purchase of Additional Notes.

     "Bill of Sale" means a bill of sale substantially in the form of either Schedule C or E to the Fuel Lease, pursuant to which title to all or any portion of the Nuclear Fuel is transferred to Lessor or to Lessee.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of Fixed Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York; and

          (b)  relative  to   the   making, continuing,  prepaying  or
     repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b)    the   aggregate  amount  of  all   Capitalized  Lease
     Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or

               (ii)   any Lender (or its holding company);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)   any Lender; or

          (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

               (i)    is   secured  by   a  fully  perfected  security
          interest in any obligation of the type described in any of clauses (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

     "CD Rate" is defined in Section 3.2.1.

     "CD Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate determined by reference to the CD Rate (Reserve Adjusted).

     "CD Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "CD Reserve Requirement" is defined in Section 3.2.1.

     "Change in Control" means the failure of the Owner Trustee to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

     "CIBC" is defined in the preamble.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" has the meaning set forth in the granting clauses of the Trust Indenture and includes all property of the Borrower described in any Collateral Agreement as comprising a part of the Collateral.

     "Collateral Agreements" means, collectively, the Trust Indenture, all Assignment Agreements, the Louisiana Collateral Documents and any other assignment, security agreement or instrument executed and delivered to the Indenture Trustee hereafter relating to property of the Borrower which is security for the Secured Obligations.

     "Commitment"  means,  relative   to  any  Lender,  such  Lender's
obligation to make Loans pursuant to Section 2.1.1.

     "Commitment Amount" means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Commitment Termination Date" means the earliest of

          (a)  the Stated Maturity Date;

          (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

          "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Debt Rating" means a rating of GSU's first mortgage bonds issued under the Indenture of Mortgage between GSU and The Chase National Bank of the City of New York, as Trustee, trustee predecessor to Central Hanover Bank and Trust Company and Manufacturers Hanover Trust Company (now Chemical Bank), dated as of September 1, 1926, as amended and supplemented by the various indentures supplemental thereto, and as further amended and supplemented from time to time.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Documents" means the following documents:

     (a) the annual report of GSU on Form 10-K for the fiscal year ended 1992;

     (b) GSU's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993;

     (c) the periodic reports of GSU on Form 8-K dated March 22, 1993, April 27, 1993, June 21, 1993, July 22, 1993, August 16, 1993,
August 23, 1993, September 21, 1993, October 19, 1993 and December 1, 1993, and any other periodic reports of GSU filed with the Securities and Exchange Commission which have been delivered to the Lenders before the Effective Date; and

     (d)  the  Proxy   Statement   for  the  1993  Annual  Meeting  of
Shareholders of GSU;

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such on Schedule II hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans and CD Rate Loans.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA"  means  the Employee  Retirement Income Security  Act  of
1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.

     "Excepted Payments" means any indemnity, expense, or other payment which by the terms of any of the Basic Documents shall be payable to the Trustor for its own account or to the Owner Trustee for its own account.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter, dated the date hereof between the Borrower and CIBC relating to certain fees to be paid by the Borrower.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1993 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

     "Fixed Rate Loan" means any CD Rate Loan or  any  LIBO Rate Loan.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fuel Lease" means the Fuel Lease dated as of February 7, 1989 between Lessor and Lessee, as the same may from time to time be amended, modified or supplemented.

     "Fuel Schedule" means an instrument substantially in the form of schedule D to the Fuel Lease including, unless otherwise indicated, all annexes thereto.

     "GAAP" is defined in Section 1.4.

     "GSU" means  Gulf States  Utilities Company, a Texas corporation.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Highest Lawful Rate" is defined in Section 10.15(b).

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net  liabilities  of  such  Person  under  all  Hedging
     Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

      "Indenture Trustee" means the institution designated as such in the Indenture and its permitted successors.

     "Interest Period" means, relative to any Fixed Rate Loans, the period beginning on (and including) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which is, in the case of a CD Rate Loan, 30, 60 or 90 days thereafter, or which, in the case of a LIBO Rate Loan, numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d)  no  Interest  Period  may  end later  than  the  Stated
     Maturity Date.

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b)  any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lease  Event of Default" has  the  meaning specified therefor in
Section 19 of the Fuel Lease.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

     "Lenders" is defined in the preamble.

     "Lessee" has the meaning specified therefor in the introduction to the Fuel Lease.

     "Lessor" has the meaning specified therefor in the introduction to the Fuel Lease.

     "Level I Status" exists at any date if, at such date, GSU has a Debt Rating of higher than BBB+ by S&P and a Debt Rating of higher than Baa1 by Moody's.

     "Level II Status" exists at any date if, at such date, (i) Level I Status does not exist and (ii) GSU has a Debt Rating of higher than BBB- by S&P and a Debt Rating of higher than Baa3 by Moody's.

     "Level III Status" exists at any date if, at such date, (i) neither Level I Status nor Level II Status exists and (ii) GSU has a Debt Rating of BBB- by S&P and a Debt Rating of Baa3 by Moody's.

     "Level IV Status" exists at any date if, at such date, none of Level I Status, Level II Status or Level III Status exists.

     "LIBO Rate" is defined in Section 3.2.1.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule II hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" is defined in Section 3.2.1.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever or any "Lien" as defined in the Trust Indenture.

     "Loan" is defined in Section 2.1.1.

     "Loan   Document"  means  this  Agreement,  the   Notes  and  the
documents, executed by GSU, substantially in the form of Exhibit J and Exhibit K hereto.

     "Louisiana Collateral Documents" means collectively the Collateral Chattel Mortgage, dated February 6, 1989, delivered by the Borrower and Lessee, the Collateral Chattel Mortgage Note dated February 6, 1989 delivered by the Borrower and Lessee, the Notice of Security Interest (Chattel Mortgage Records) dated February 6, 1989 delivered by the Borrower and Lessee, and the Pledge and Pawn of Collateral Chattel Mortgage Note dated February 6, 1989, delivered by the Borrower and Lessee to the Indenture Trustee, and the Louisiana Security Agreement, dated July 30, 1990, among the Borrower, the Lessee and the Indenture Trustee, and any periodic supplements thereto, as the same may from time to time be amended, modified or supplemented.

     "Manufacturer" means any supplier of Nuclear Fuel (including but not limited to Delta Fuel Services Corporation and the Lessee) or of any service (including without limitation, enrichment, fabrication, financing, transportation, storage, and processing) in connection therewith, or any agent or licensee of any such supplier.

     "Moody's" means Moody's Investors Service, Inc.

     "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof, in each case as duly authenticated by the Indenture Trustee.

     "Note Purchase Agreements" means (i) the several but identical (except for the name of the purchaser) Note Agreements, each dated as of February 7, 1989, relating to the issue and sale by the Borrower of the Series A Notes, as from time to time in effect, and (ii) any similar agreements hereafter entered into by the Borrower relating to the issue and sale of its Notes pursuant to the Trust Indenture.

     "Note Purchase Agreement Obligations" means the principal of, premium, if any, and interest on the Series A Notes and the Additional Notes and all others costs, fees and expenses and amounts required to be paid by the Borrower on or with respect to the Series A Notes and the Additional Notes or under the Note Purchase Agreements.

     "Nuclear Fuel" means those items which have been purchased by or on behalf of Lessor for which a duly executed Fuel Schedule has been delivered to Lessor and which continue to be subject to the Fuel Lease consisting of (i) the items described in such Fuel Schedules and each of the components thereof in the respective forms in which such items exist during each stage of the Nuclear Fuel Cycle, being substances and materials which, when fabricated and assembled and loaded into a nuclear reactor, are intended to produce heat through the fission process, together with all replacements thereof and additions thereto and (ii) the substances and materials underlying the right, title and interest of Lessee under any Nuclear Fuel Contract assigned to Lessor pursuant to the Fuel Lease.

     "Nuclear Fuel Contract" means any contract, as from time to time amended, modified or supplemented, entered into by Lessee with one or more Manufacturers relating to the acquisition of Nuclear Fuel or any service in connection with the Nuclear Fuel and assigned to Lessor pursuant to the Fuel Lease as an Assigned Agreement.

     "Nuclear Fuel Cycle" means the various stages in the process, whether physical or chemical, by which the component parts of the Nuclear Fuel are designed, mined, milled, processed, converted, enriched, fabricated into assemblies utilizable for heat production, loaded or installed into a reactor core, utilized, disengaged, stored and disposed, together with all incidental processes with respect to the Nuclear Fuel at any such stage.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Outstanding Note Indebtedness" means, at any particular time, the aggregate principal balance remaining unpaid on the Series A Notes and the Additional Notes then issued and outstanding.

     "Owner Trust" means the River Bend Fuel Services Trust, a New York Trust created by the Trust Agreement.

     "Owner Trust Beneficiary" means Gulf States Utilities Company.

     "Owner Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the outstanding stock of the Borrower and in and to all monies, securities, investments, instruments, documents, rights, claims, contracts, and other property held by the Owner Trustee under the Trust Agreement; provided, however, that there shall be excluded from the Owner Trust Estate all Excepted Payments.

     "Owner Trustee" means Chemical Bank (formerly Manufacturers Hanover Trust Company), acting as trustee under and pursuant to the Trust Agreement, and its permitted successors.

     "Partially Assigned Agreement" means a Nuclear Fuel Contract which has been assigned, in part but not in full, to Lessor in the manner specified in Section 4 of the Fuel Lease, pursuant to a duly executed and delivered Assignment Agreement.

     "Participant" is defined in Section 10.11.2.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Required Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

     "Secured Obligations" means:

          (a) all indemnifications, costs, expenses, fees and other compensation of the Indenture Trustee provided for, and all other amounts owed to the Indenture Trustee, under this Trust Indenture, and

          (b)  all Note Purchase Agreement Obligations.

     "Secured Parties" means the holders from time to time of the Note Purchase Agreement Obligations.

     "Series A Notes" means the Notes issued pursuant to and referred to in Section 2.1 and Section 12.1 of the Trust Indenture.

     "Series B Notes" means the Notes.

     "S&P" means Standard & Poor's Corporation.

     "Stated Maturity Date" means December 27, 1996, as such date may be extended pursuant to Section 2.7.

     "Status" means Level I Status, Level II Status, Level III Status or Level IV Status.

     "Subsidiary" means any Person of which the Borrower (a) directly or indirectly owns at the time at least the greater of (i) a majority of the outstanding stock or shares of beneficial interest having by the terms thereof ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such Person, irrespective of whether or not at the time shares of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency, or (ii) such lesser proportion of such outstanding stock or shares or beneficial interest as may from time to time constitute a controlling interest in accordance with GAAP, or (b) is a general partner.

     "Taxes" is defined in Section 4.6.

     "Terminating Event" shall have the meaning  specified therefor in
Section 17(a) of the Fuel Lease.

     "Trust Agreement" means the Trust Agreement dated as of February 7, 1989 between United States Trust Company of New York as Trustor and Chemical Bank (formerly Manufacturers Hanover Trust Company) as the Owner Trustee thereunder, as the same may be amended, modified or supplemented from time to time.

     "Trust Indenture" or "Indenture" means the Trust Indenture dated as of February 7, 1989 between the Borrower and the Indenture Trustee, as the same may from time to time be amended, modified or supplemented.

     "Trustor" means the institution designated as such in the Trust Agreement and its permitted successors.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a CD Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

          COMMITMENTS, BORROWING PROCEDURES AND NOTES

.5. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

1. Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

2. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

          (a)  of all Lenders would exceed the Commitment Amount, or

          (b) of such Lender would exceed such Lender's Percentage of the Commitment Amount.

.6. Optional Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $250,000 and in an integral multiple of $50,000.

.7. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $250,000 and an integral multiple of $50,000, or in the unused amount of the Commitments. The Agent shall promptly notify the Lenders of the terms of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon (New York City time) on such Business Day each Lender shall deposit with the Agent same day or immediately available funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the account the Borrower shall have specified in its Borrowing Request with the Indenture Trustee pursuant to the terms of the Trust Agreement. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

.8. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (or same day, in the case of Base Rate Loans) nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $50,000, of any Loans be, in the case of Base Rate Loans, converted into Fixed Rate Loans of either type or, in the case of Fixed Rate Loans of either type, be converted into a Base Rate Loan or a Fixed Rate Loan of the other type or continued as a Fixed Rate Loan of such type (in the absence of delivery of a Continuation/ Conversion Notice with respect to any Fixed Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Fixed Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that
(i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing.

.9. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Fixed Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Fixed Rate Loan; provided, however, that such Fixed Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

.10. Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. The failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor or the effect of any repayment or prepayment made by the Borrower hereunder.

.11. Termination; Extension of Stated Maturity Date. The Commitments shall terminate and each Lender shall be relieved of its obligations to make any Loan on the Commitment Termination Date. On or before October 15 of each year commencing on October 15, 1994 and prior to the termination of the Commitments, the Borrower may, at its option, deliver to the Agent (which shall promptly notify each Lender) a written request signed by the Borrower for an extension of the Stated Maturity Date for a period of one year. On or before December 15 of each year that the Borrower has delivered an extension request to the Agent, each Lender shall have the right, in its sole and absolute discretion, to consent to or reject such extension. If a Lender has not replied in writing to the Agent by December 15 of such year, such Lender shall be deemed not to have consented to the extension. If all of the Lenders consent to the extension in accordance with the terms of this Section, the Stated Maturity Date shall be extended for the year requested and the maturity date of each of the Notes of the Lenders shall be automatically extended for such one year period without any further action by the Borrower, the Agent or the Lenders.


             REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

.12.   Repayments and Prepayments.  The  Borrower shall  repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

               (ii) no such prepayment of any Fixed Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

               (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Agent; and

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $250,000 and an integral multiple of $50,000;

          (b) shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to
     Section 2.2, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Commitment Amount as so reduced; and

          (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

.13. Interest  Provisions.   Interest  on  the  outstanding  principal
amount  of  Loans shall accrue and be payable in accordance with  this
Section 3.2.

1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin;

          (b) on that portion maintained as a CD Rate Loan, during each Interest Period applicable thereto, equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin; and

          (c) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

     The "CD Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a CD Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                   CDR(RA)     =                    CDR         + AR
                                                   (1.00   -   CDRR)

               where:

                   CDR(RA)     =           CD Rate (Reserve Adjusted)
                   CDR         =           CD Rate
                   CDRR        =           CD Reserve Requirement
                   AR          =           Assessment Rate

The CD Rate (Reserve Adjusted) for any Interest Period for CD Rate Loans will be determined by the Agent on the basis of the CD Reserve Requirement and Assessment Rate in effect on, and the applicable rates determined by the Agent, on the first day of such Interest Period.

      "CD Rate" means, relative to any Interest Period for CD Rate Loans, the rate of interest determined by the Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., New York City time (or as soon thereafter as practicable), on the first day of such Interest Period by two or more certificate of deposit dealers of recognized standing located in New York City for the purchase at face value from the Agent of its certificates of deposit in an amount approximately equal to the CD Rate Loan being made or maintained by the Agent to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

     The "CD Reserve Requirement" means, relative to any Interest Period for CD Rate Loans, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements), specified under regulations issued from time to time by the F.R.S. Board and then applicable to the class of banks of which the Agent is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

     The "Assessment Rate" means, for any Interest Period for CD Rate Loans, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) estimated by the Agent to be the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of the Agent in the United States.

     The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

        LIBO Rate           =              LIBO Rate
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates determined by the Agent, two Business Days before the first day of such Interest Period.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     All Fixed Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan.

2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2.0%.

3.   Payment  Dates.   Interest accrued on each Loan shall be payable,
without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to Fixed Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

          (e) with respect to any Base Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

.14. Fees.  The Borrower agrees to  pay the  fees  set  forth  in this
Section 3.3.  All such fees shall be non-refundable.

1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee at the rate of the Applicable Margin per annum on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

2. Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender, a facility fee in an amount as set forth in the Fee Letter, payable on the Effective Date.

3. Agent's Fee. To the Agent for its own account, a non-refundable Agent's fee as set forth in the Fee Letter.


              CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS

.15. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Fixed Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Fixed Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

.16. Deposits  Unavailable.  If the  Agent  shall have determined that

          (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Agent in its relevant market; or

          (b) by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of such type,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Fixed Rate Loans of such type shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

.17. Increased Fixed Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Fixed Rate Loans. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor, the additional amount required fully to compensate such Lender for such increased cost or reduced amount and the basis on which such amount was determined. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

.18. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as Fixed Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

.19. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines  (in  its  sole  and  absolute discretion)  that  the  rate
of  return   on  its   or  such  controlling  Person's  capital  as  a
consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

.20. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

.21. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. Each such receipt by the Agent shall discharge the obligation of the Borrower for the payment of such amount to such Lender and the Borrower shall have no duty to see to such application by the Agent. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

.22. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b)  the  total  amount  so  recovered  from  the purchasing
     Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to
Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

.23. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

.24. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the recitals; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                    CONDITIONS TO BORROWING

.25. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

1.   Resolutions,  etc.  The   Agent  shall  have  received  from  the
Borrower and GSU a certificate, dated the date of the initial Borrowing, of its Authorized Officer as to

          (a) resolutions of its Board of Directors or a committee thereof then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of an Authorized Officer of such Obligor canceling or amending such prior certificate.

2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Borrower and duly authenticated by the Indenture Trustee.

3. Loan Documents. The Agent shall have received Loan Documents, substantially in the form of Exhibit J and Exhibit K hereto, dated the date hereof, duly executed by the appropriate Obligor.

4. Basic Documents. The Agent shall have received copies of all Basic Documents (other than the Loan Documents) in effect on the Effective Date certified by an Authorized Officer of the Borrower and GSU, respectively.

5. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from

          (a) Orgain, Bell & Tucker, L.L.P., Texas counsel to GSU, substantially in the form of Exhibit E hereto;

          (b) Taylor, Porter, Brooks & Phillips L.L.P., Louisiana counsel for GSU, substantially in the form of Exhibit F hereto;

          (c) Morgan, Lewis & Bockius, New York counsel for the Borrower, substantially in the form of Exhibit G hereto; and

          (d)  Mayer,   Brown   &  Platt,   counsel   to   the  Agent,
     substantially in the form of Exhibit H hereto.

6. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and 10.3, if then invoiced, along with a duly executed copy of the Fee Letter.

7. Governmental Approvals. The Agent shall have received certified copies of all governmental approvals required pursuant to Section 6.3.

8. Trust Indenture. The Agent shall have received an executed original of each order, certificate and opinion delivered to the Indenture Trustee by the Borrower under Section 12.2 of the Trust Indenture.

9. Trust Agreement. The Agent shall have received an executed original of each instruction, certificate and other document delivered to the Owner Trustee under the Trust Agreement.

.26. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Obligor which would reasonably be expected to materially adversely affect the Borrower's or such Obligor's business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document or any other Basic Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section
          6.7 which would reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or any Obligor; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any other Obligor are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or any Obligor.

2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any other Obligor shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

.27. Organization, etc. (a) The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in New York and in each jurisdiction (other than Louisiana where the Borrower will be in good standing by December 31, 1993) where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes, each other Loan Document and Basic Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it;

     (b) All of the Borrower's outstanding capital stock has been duly authorized and issued, is fully paid and nonassessable and is owned by the Owner Trustee free and clear of any Liens or restrictions on transfer, except for restrictions on transfer imposed by (i) federal, state and foreign securities laws and (ii) the Trust Agreement; and

     (c) Certified copies of the charter documents and bylaws of the Borrower as they will be in effect on the Effective Date have previously been delivered to you and are true, accurate and complete.

.28. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document and Basic Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such other Obligor's participation in the consummation of the Basic Documents are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)   contravene  the  Borrower's  or  any  such   Obligor's
     Organic Documents;

          (b)   contravene   any   contractual   restriction,  law  or
     governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any Obligor's properties except as provided in the Basic Documents.

.29. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Basic Documents, except as provided in the following sentence, all of which have been duly obtained or made and are in full force and effect. The Borrower and GSU have received all approvals of the Public Utility Commission of Texas, the Louisiana Public Service Commission and the Federal Energy Regulatory Commission required to be obtained by it or by GSU in order to enter into the Loan Documents and the Basic Documents, and to grant the security interests created under the Trust Indenture and the Louisiana Collateral Documents. No consent, license, approval, order or authorization of, or filing, registration or declaration with, any governmental authority, bureau or agency or any court or any other Person is required to be obtained or made in connection with the Borrower's or GSU's execution, delivery, performance or enforceability of the Loan Documents or the Basic Documents or the transactions contemplated hereby or thereby (provided that no representation is given with respect to the Nuclear Fuel Contracts insofar as the respective Manufacturers are concerned), except for a general license for the Borrower to own Nuclear Fuel from the Nuclear Regulatory
Commission (currently granted under 10 C.F.R. Sections 40.21 and 70.20), which shall be in full force and effect upon the Effective Date. In addition, the Borrower and the Indenture Trustee will require a special license to possess Nuclear Fuel from the Nuclear Regulatory Commission in order to take possession of the Nuclear Fuel in event of default. No representation is given with respect to Federal, New York or Texas banking or insurance laws or regulations or the securities or blue sky laws or regulations of any State. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Trust Indenture nor any of the Louisiana Collateral Documents is required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of security interests in the Collateral by the Trust Indenture and the Louisiana Collateral Documents does not require an indenture to be qualified under said Act.

.30. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document and Basic Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document and each Basic Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

.31. Financial Information. The balance sheet of the Borrower as at December 31, 1992 and the related income statement of the Borrower, copies of which have been furnished to the Agent and each Lender, present the financial condition of the Borrower as at the date thereof and the result of its operations for the period then ended.

.32. No Material Adverse Change. Since December 31, 1992, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower.

.33. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, or any of its properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or any other Basic Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule or in the Disclosure Documents.

.34. Subsidiaries.  The Borrower has no Subsidiaries.

.35. Ownership    of    Properties.   The   Borrower   owns  good  and
marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

.36. Taxes. The Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

.37. Pension and Welfare Plans.  The Borrower has no  Pension Plan  or
Welfare Plan.

.38. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule the Borrower's present operations comply in all material respects with all applicable Environmental Laws.

.39. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

.40. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, true and complete copies of which were furnished to the Agent and each Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

.41. Absence of Foreign Status. The Borrower is not (i) a Person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 9193, as amended, or in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations (31 C.F.R., Chapter V, Part 515, as amended) or within the meaning of any of such orders or regulations, or of any regulations, interpretations or rulings issued thereunder, or in violation of such orders or regulations or of any regulations, interpretations or rulings issued thereunder, (ii) an entity listed in Sections 520.101,
545.306 or 550.304 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Parts 520, 545 and 550, as amended) or (iii) a "South African entity" within the meaning of the Comprehensive Anti-Apartheid Act of 1986.

.42. No Terminating Event of Default under Fuel Lease, etc. To the best knowledge of the Borrower after due inquiry, (a) no "Terminating Event" or "Lease Event of Default" or event which with the giving of notice or lapse of time or both would constitute a "Terminating Event" or "Lease Event of Default" has occurred and is continuing under the Fuel Lease and (b) no "Default" or "Event of Default" has occurred and is continuing under the Trust Indenture.


                      			   COVENANTS

.43. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Agent (with sufficient copies for each Lender) the following financial statements, reports, notices and information:

	  (a) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, the fuel schedule of the Lessee as of the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

	  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual unaudited report for such Fiscal Year for the Borrower, including therein a balance sheet of the Borrower as of the end of such Fiscal Year and an income statement of the Borrower for such Fiscal Year certified by an Authorized Officer of the Borrower;

	  (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a certificate, executed by an Authorized Officer of the Borrower, stating that no Default has occurred and is continuing as of the end of such Fiscal Quarter (or if such a Default has occurred and is continuing a statement setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto);

	   (d) as soon as possible a statement of an Authorized Officer of the Borrower setting forth details of each Default and the action which the Borrower has taken and proposes to take with respect thereto;

	  (e) as soon as possible after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

	  (f) to the extent obtained or received by it, a copy of each authorization, license, permit, consent, order or approval of any governmental authority obtained or required to be obtained in connection with the transactions contemplated by any of the Loan Documents or the Basic Documents;

	  (g) as soon as possible, all (i) amendments, modifications and waivers, (ii) all requests for any such amendment, modification or waiver, and (iii) any notice of an "Event of Default" or "Terminating Event" received or delivered by the Borrower under or with respect to the Fuel Lease, any of the Note Agreements or any of the other Basic Documents;

	  (h) upon obtaining knowledge thereof, (i) any Terminating Event or Lease Event of Default or any event which with the giving of notice or lapse of time or both would constitute a Terminating Event or Lease Event of Default under the Fuel Lease, or (ii) any "Default" or " Event of Default" under the Trust Indenture; and

(i) such other information respecting the condition or operations, financial or otherwise, of the Borrower as any Lender through the Agent may from time to time reasonably request.

2. Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders including, without limitation, Environmental Laws, such compliance to include (without limitation):

	  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

	  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

3. Maintenance of Properties. The Borrower will maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

4. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies (or through self-insurance) insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section.

5. Books and Records. The Borrower will keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.

.44. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

2.   Indebtedness.   The  Borrower  will  not create, incur, assume or
suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

	  (a)  Indebtedness  in  respect  of  the   Loans  and   other
     Obligations;

	  (b)  Indebtedness existing as of the Effective Date which is
     identified  in  Item 7.2.2(b)   ("Ongoing  Indebtedness")  of the
     Disclosure Schedule;

	  (c) Indebtedness in respect of Additional Notes issued in accordance with the provisions of the Trust Indenture; provided, however, that the aggregate principal amount of all Series A Notes and Additional Notes at any one time outstanding shall not exceed $250,000,000; provided, further, that if any such Additional Notes shall evidence the Borrower's Indebtedness, contingent or direct, in respect of a revolving credit and/or a letter of credit facility which in either case relates to so-called commercial paper to be issued by the Borrower, the documentation relating to such Indebtedness and the amendments and supplements to the Trust Indenture and any of the other Collateral Agreements required in connection therewith shall be reasonably satisfactory to the Required Lenders, and the Borrower shall have obtained the prior written consent of such Required Lenders to the incurrence of such Indebtedness; and provided, further, however, that immediately after giving effect to the issuance of any Additional Notes (i) there shall not exist an "Event of Default" or any event which with the giving of notice or lapse of time or both would constitute an "Event of Default" under the Trust Indenture and (ii) the aggregate Stipulated Loss Value (as defined in Exhibit A to the Trust Indenture) of the Nuclear Fuel plus any amounts in the Collateral Account shall equal or exceed the Outstanding Note Indebtedness;

	  (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

	  (e) Indebtedness for taxes, assessments, customs or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 6.4 of the Trust Indenture; and

	  (f) Indebtedness for judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied, or for which (i) the Borrower shall at the time in good faith be diligently prosecuting an appeal or proceedings for review, (ii) a stay of execution shall have been obtained pending such appeal or review, and (iii) adequate reserves shall have been provided on the books of the Borrower.

provided, however,  that no Indebtedness otherwise permitted by clause
(c) or (f) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

3. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

	  (a) Liens securing payment of the Obligations and the Note Purchase Agreement Obligations granted pursuant to any Loan Document or any Basic Document;

	  (b) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

	  (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

	  (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

	  (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

	  (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

	  (g) No Indebtedness in respect of any Additional Notes permitted under Section 7.2.2(c) shall (i) be secured by any collateral other than the Collateral, unless the Notes, the Series A Notes, and any other Additional Notes are secured equally and ratably by such additional collateral, or (ii) be guaranteed directly or indirectly by any Person nor shall the holder thereof be assured against loss or nonpayment, unless the Notes, the Series A Notes and any other Additional Notes shall have the benefit of such guaranty or assurance on a pro rata basis with the Indebtedness in respect of such Additional Notes.

4.   [Intentionally Omitted.]

5. Investments. The Borrower will not make, incur, assume or suffer to exist any Investment in any other Person, except:

	  (a)  Investments  existing  on   the  Effective   Date   and
     identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

	  (b)  Cash Equivalent Investments;

	  (c)  without    duplication,    Investments   permitted   as
     Indebtedness pursuant to Section 7.2.2;

	  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

	  (e) other Investments in an aggregate amount at any one time not to exceed $100,000;

provided, however, that

	  (f) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

	  (g) no Investment otherwise permitted by clause (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

	  (h)  the Borrower shall not have any Subsidiaries.

6.   Restricted  Payments,  etc.   On  and  at  all  times  after  the
Effective Date, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower.

7. Capital Expenditures, etc. The Borrower will not make or commit to make Capital Expenditures, except Capital Expenditures of Nuclear Fuel to be leased under the Fuel Lease.

8. Rental Obligations. Except for the Basic Documents, the Borrower will not enter into at any time any arrangement which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein).

9. Take or Pay Contracts. The Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

10. Consolidation, Merger, etc. The Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof).

11. Asset Dispositions, etc. The Borrower will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets to any Person, except as provided in the Basic Documents.

12. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Basic Document.

13. Transactions with Affiliates. The Borrower will not enter into, or cause, suffer or permit to exist any arrangement or contract (other than the Basic Documents) with GSU or any of GSU's Affiliates unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower with a Person which is not GSU or one of its Affiliates.

14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not enter into any agreement (excluding this Agreement, the Basic Documents any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section 7.2.2 as in effect on the Effective Date or by clause (c) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness)
prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.



                        			EVENTS OF DEFAULT

.45. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan (and such default shall continue unremedied for a period of three days), or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document or Basic Document or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document or Basic Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 (and in the case of any default under Section 7.2.2, such default shall continue unremedied for a period of 10 days).

4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or if such default is capable of being remedied and the Borrower is diligently pursuing such remediation, such default shall continue for a period of 60 days after the occurrence thereof).

5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000 in the case of the Borrower or $10,000,000 in the case of any other Obligor, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any other Obligor and either

	  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

	  (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

7. Basic Documents. (a) Any Terminating Event or Lease Event of Default under the Fuel Lease shall have occurred and be continuing or
(b) any "Event of Default" under the Trust Indenture shall have occurred and be continuing.

8.   Control of the Borrower.  Any Change in Control shall occur.

9. Bankruptcy, Insolvency, etc. The Borrower or any other Obligor shall

	  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

	  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

	  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

	  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such other Obligor, such case or proceeding shall be consented to or
     acquiesced   in  by  the  Borrower or such other Obligor or shall
     result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

	  (e) take any action authorizing, or in furtherance of, any of the foregoing.

10. Impairment of Security, etc. Any Collateral Agreement or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document or Basic Document.

.46. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

.47. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                          				 THE AGENT

.48. Actions. Each Lender hereby appoints CIBC as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required enders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

.49.    Funding Reliance, etc.  Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

.50.    Exculpation.  Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents or Basic Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

.51.    Successor.  The Agent may resign as such at any time upon at least
30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder; provided, however, that, if no Default has then occurred and is continuing, the appointment of a successor Agent shall require the written consent of the Borrower (which consent shall not be unreasonably delayed or withheld and which consent shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of the notice from the Agent and request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring
Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

	  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

	  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

.52. Loans by CIBC. CIBC shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. CIBC and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if CIBC were not the Agent hereunder.

.53. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

.54. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.




			 MISCELLANEOUS PROVISIONS

.55. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

	  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

	  (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release any collateral security, except as otherwise specifically provided in any Loan Document or Basic Document or extend the Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

	  (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

	  (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
 No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

.56. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or on Schedule II hereto or set forth in the Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. A copy of all notices and other communications provided hereunder to any party shall be sent to the Indenture Trustee. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

.57. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

	  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

	  (b) the filing, recording, refiling or rerecording of the Collateral Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Collateral Agreements, and

	  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document or Basic Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

.58. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

	  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

	  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties
     (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to
     Article V not to fund any Borrowing);

	  (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any hazardous material; or

	  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this Agreement. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

.59. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

.60. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

.61. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

.62. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

.63. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

.64. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

	  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

	  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

.65. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

1.   Assignments.  Any Lender,

	  (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

	  (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the final sentence of Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

	  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

	  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

	  (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note duly authenticated by the Indenture Trustee evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note duly authenticated by the Indenture Trustee in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Indenture Trustee in exchange for such new Note(s). Accrued interest on that part of the predecessor Note evidenced by the new Note(s), and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender.
 Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

2. Participations. Any Lender may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

	  (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document,

	  (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

	  (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

	  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender; provided, however, that the Borrower shall not be required to pay any amount under Section 4.3, Section 4.5 or Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

.66. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

.67. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

.68. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

.69. Usury Not Intended. (a) Anything in this Agreement or any Note to the contrary notwithstanding, the Borrower shall never be required to pay unearned interest on any Note or any other obligation hereunder and shall never be required to pay interest on such Note or obligation at a rate in excess of the Highest Lawful Rate (as defined below), and if the effective rate of interest that would otherwise be payable under this Agreement and such Note would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement and such Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest that would otherwise be payable under this Agreement and such Note shall be reduced to the amount allowed under applicable law, and
(ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall, at the option of the holder of such Note, be either refunded to the Borrower or credited on the principal of such Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Lender under its Note, or under this Agreement, that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, shall be made, to the extent permitted by the applicable law (now or hereafter enacted) governing the Highest Lawful Rate, by (x) characterizing any nonprincipal payment as an expense, fee or premium rather than as interest and (y) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by the Notes all interest at any time contracted for, charged or received by such Lender in connection therewith. If at any time the effective rate of interest which would otherwise be payable under this Agreement or on any principal amount outstanding under any Note exceeds the Highest Lawful Rate, the rate of interest to accrue under this Agreement or on such unpaid principal balance during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued hereunder or on the unpaid principal balance equals the total amount of interest which would have accrued if the total amount of interest had been computed without giving effect to this Section.

	  (b) As used in this Section, the term "Highest Lawful Rate" means as to any Loan the maximum nonusurious rate of interest permitted from time to time to be contracted for, taken, charged or received with respect to such Loan by the Lender making such Loan under applicable law. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One of the Texas Credit Code, V.T.C.S. Art. 5069-1.04 et seq.) from time to time in effect.

.70. Revolving Credit Statute. If, notwithstanding Section 10.9, Texas law shall be applied to this Agreement or the obligations of the Borrower hereunder or under any Note, the Borrower agrees that, pursuant to Article 15.10(b) of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, such Chapter 15 shall not govern or in any manner apply to its obligations hereunder or under such Note.

.71. No Recourse. The Loan Documents and the Basic Documents and any other document executed and delivered by the Borrower in connection therewith are intended to be corporate obligations of the Borrower only, and all of the statements, representations, covenants and agreements made by the Borrower contained therein are made and intended only for the purpose of binding the Borrower and establishing the existence of rights and remedies provided for herein or therein which can be exercised and enforced against the Borrower. Therefore, anything contained in the Loan Documents and the Basic Documents and any other document to the contrary notwithstanding, no recourse may be made by any Lender against River Bend Fuel Services Trust or Chemical Bank as trustee or in its individual capacity or any incorporator, shareholder (direct or indirect), affiliate, director, officer, employee or agent of the Borrower, River Bend Fuel Services Trust or Chemical Bank with respect to claims against the Borrower arising under or relating to this Agreement. Nothing in this Section shall relieve the Borrower from its corporate obligations under the Loan Documents and the Basic Documents nor prevent recourse by any Lender against Chemical Bank as trustee or in its individual capacity with respect to claims arising out of its own willful misconduct or gross negligence as provided in Section 7.1(b) of the Trust Agreement or its failure to discharge Liens pursuant to
Section 6.5 of the Trust Agreement, nor prevent recourse by any Lender or the Indenture Trustee against the Lessee in connection with the exercise or enforcement by any Lender or the Indenture Trustee of any rights or remedies under any of the Collateral Agreements as provided therein.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

	RIVER BEND FUEL SERVICES, INC.


	By_________________________________
	  Title:

	Address:  c/o Chemical Bank
		  450 West 33rd Street
		  15th Floor
		  New York, New York  10001

	Facsimile No.:  (212) 613-7682

	Attention:  Jim Foley



	CIBC INC., as Agent



	By_________________________________
	  Title:  Vice President





PERCENTAGE    COMMITMENT        LENDERS

  100%        $25,000,000       CIBC INC.



	By________________________________
	  Title: Vice President







(..continued)

                                                       SCHEDULE I


                            DISCLOSURE SCHEDULE


ITEM 6.7       Litigation.

               Description of Proceeding     Action or Claim Sought


                    None

ITEM 7.2.2(b)  Ongoing Indebtedness.

                                    Outstanding Principal Amount

               Series A Notes                $105,000,000



ITEM 7.2.5(a)  Ongoing Investments.


                    None

NAME OF LENDER:            CIBC Inc.
PAYMENT INSTRUCTIONS:
VIA FED FUNDS              Morgan Guaranty Trust Company of New York
                           60 Wall Street
                           New York, New York 10260
                           ABA #021-000-238
                           For account of: CIBC, New York Agency
                           Account Number: 630-00-480
                           Reference: River Bend Fuel Services,
                                        Inc./Gulf States
                           Utilities
                           Attention: The Atlanta Agency
                           Account Number: 0701610

VIA CHIPS:                 Morgan Guaranty Trust Company of New York
                           60 Wall Street
                           New York, New York 10260
                           CHIPS Routing #023
                           For account of: CIBC, New York
                           Agency Account Number: 630-00-480
                           Reference: River Bend Fuel Services,
                                        Inc./Gulf States
                           Utilities
                           Attention: The Atlanta Agency
                           Account Number: 0701610
CREDIT CONTACT:            Peter D. Gaw
                           Vice President-Utilities Group
                           Canadian Imperial Bank of Commerce
                           200 West Madison, Suite 2300
                           Chicago, Illinois  60606
                           Telephone Number: 312-855-3255
                           Fax Number: 312-750-0927
OPERATIONS CONTACT:        Clare Coyne
                           Senior Associate
                           Canadian Imperial Bank of Commerce
                           Two Paces West
                           2727 Paces Ferry Rd., Suite 1200
                           Atlanta, Georgia  30339
                           Telephone Number: 404-319-4836
                           Fax Number: 404-319-4950
                           Telex Number: 54-2413
DOMESTIC OFFICE AND LIBOR
OFFICE:                    Canadian Imperial Bank of Commerce
                           Two Paces West
                           2727 Paces Ferry Rd., Suite 1200
                           Atlanta, Georgia  30339
MAILINGS:                  Peter D. Gaw
                           Vice President
                           Canadian Imperial Bank of Commerce
                           200 W. Madison, Suite 2300
                           Chicago, Illinois  60606
TAX WITHHOLDINGS:          Non Resident Alien - No

Please copy both credit and operations contacts with all notices

                                                             EXHIBIT A


                                 NOTE


[BR-________]                                       New York, New York

$___________                                       ____________, 19___


      FOR VALUE RECEIVED, the undersigned, RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender") on the Stated Maturity Date the principal sum of __________________ DOLLARS ($___________)
or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of December __, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, CIBC INC., as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

      The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

      If the principal of and interest on this Note shall have been fully paid, this Note shall be surrendered by the holder hereof to the Indenture Trustee and shall be retired and cancelled. Before any sale or transfer of this Note, the holder of this Note shall make a notation hereon of the date to which interest has been paid and of all principal payments theretofore made hereon and shall in writing notify the Indenture Trustee referred to below of the name and address of the transferee.

      This Note is one of an issue of notes designated "Additional Notes" of the Borrower issued in the original aggregate principal amount of $25,000,000 under the Trust Indenture.

      The holder of this Note is entitled to the benefits of the Trust Indenture and may enforce each of the agreements of the Borrower as contained therein and may exercise each of the remedies provided thereby, or otherwise available in respect thereof, against the
Borrower (subject to the limitations on individual actions by Noteholders contained in the Trust Indenture), but neither this reference to the Trust Indenture nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal amount of and interest on this Note as provided herein and in the Credit Agreement.

      The holder of this Note is also entitled to the benefits of the Collateral, and the rights of the holder hereof in the Collateral are subject to and governed by the provisions of the Trust Indenture and the Collateral Agreements, and the holder hereof shall not have any right to enforce any remedies with respect to the Collateral except to the extent and in the manner provided in the Trust Indenture. Reference is made to the Trust Indenture and the Collateral Agreements and supplements thereto for a description of the Collateral, the nature and extent of the security and rights of the Indenture Trustee in the Collateral and the rights of the holder or holders of the Notes in respect of the Collateral. Certain Series A Notes and any Additional Notes which may be issued from time to time under the Trust Indenture will be, secured equally and ratably with this Note to the extent provided in the Trust Indenture.

      As further provided in the Trust Indenture, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor (except for the name of the holder) dated the date to which interest has been paid, or dated the date of this Note if no interest has theretofore been paid hereon, and in an aggregate principal amount equal to the unpaid principal amount of this Note will be issued to, and in the name of, the transferee or transferees. The Indenture Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Indenture Trustee shall not be affected by any notice to the contrary.

      This Note shall not be valid until the Indenture Trustee signs the certificate of authentication on this Note.

      As more fully provided in the Trust Indenture and the Credit Agreement, the institutions or persons acting as Trustor, Owner Trustee and Indenture Trustee shall not be personally liable to the holder hereof for any amounts payable under this Note and such holder shall look solely to the Borrower, the Collateral under the Indenture and the Collateral Agreements to satisfy the obligations created hereby.

      THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


Attest:                       RIVER BEND FUEL SERVICES, INC.


By:________________________   By_____________________________
Title:                          Title:



DATE OF AUTHENTICATION:

UNITED STATES TRUST COMPANY
OF NEW YORK, as Indenture Trustee,
certifies that this is one of the
Additional Notes referred to in the
Indenture.

By:___________________________
    Authorized Officer

                         LOANS AND PRINCIPAL PAYMENTS




                                     Amount of        Unpaid
         Amount of                   Principal       Principal
         Loan Made                    Repaid          Balance
      _____________   Interest   _______________  _______________
     Base  CD  LIBO  Period (if  Base  CD   LIBO  Base  CD   LIBO       Notation
Date Rate Rate Rate  applicable) Rate Rate  Rate  Rate Rate  Rate Total  Made By

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                             EXHIBIT B


                       BORROWING REQUEST


[Name of Agent]
[Address]

Attention:  [Name]
            [Title]

                 RIVER BEND FUEL SERVICES, INC.


Gentlemen and Ladies:

      This  Borrowing Request is delivered to you pursuant to  Section
2.3 of the Credit Agreement, dated as of December __, 1993 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the "Borrower"), certain financial institutions and CIBC INC. (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 19___ as a [CD Rate Loan having an Interest Period of ____ days] [LIBO Rate Loan having an Interest Period of _______ months] [Base Rate Loan].

      The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

      The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing in same day or immediately available funds to the Account of the Indenture Trustee at the financial institution indicated:

Amount to be              Person to be Paid          Name, Address, etc.
Transferred          Name of Account  Account     No. of Indenture Trustee

$___________        River Bend       __________   ________________________
                     Fuel Services,
                    ____________________
                      Inc. Collateral                   Attention
________
                 Account

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                              RIVER BEND FUEL SERVICES, INC.


                              By _______________________________
                                 Title:

                                                        EXHIBIT C


                       CONTINUATION/CONVERSION NOTICE


[Name of Agent]
[Address]

Attention:  [Name]
            [Title]


                 RIVER BEND FUEL SERVICES, INC.



Gentlemen and Ladies:

      This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Credit Agreement, dated as of December __, 1993 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the "Borrower"), certain financial institutions and CIBC INC. (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ____________, 19___,

             II $___________ of the presently outstanding principal amount of the Loans originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the Loans originally made on __________, 19___],

            III and all presently being maintained as *[Base Rate Loans] [CD Rate Loans] [LIBO Rate Loans],

             IV  be [converted into] [continued as],

            (4) **[CD Rate Loans having an Interest Period of ______ days] [LIBO Rate Loans having an Interest Period of ______ months] [Base Rate Loans].

_______________________________
*    Select appropriate interest rate option.

**   Insert appropriate interest rate option.

The Borrower hereby:

               .1. certifies and warrants that no Default has occurred and is continuing; and

               .2. agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.

                              RIVER BEND FUEL SERVICES, INC.



                              By _______________________________
                                 Title:

                                                        EXHIBIT D


                  LENDER ASSIGNMENT AGREEMENT

To:  [Name of Borrower]





To:  [Name of Agent],
     as the Agent


                 RIVER BEND FUEL SERVICES, INC.

Gentlemen and Ladies:

      We refer to clause (d) of Section 10.11.1 of the Credit Agreement, dated as of December __, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among RIVER BEND FUEL SERVICES, INC., a Delaware corporation (the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and CIBC INC., as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      This  agreement is delivered to you pursuant to  clause  (d)  of
Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loans and Commitment of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

      [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

      The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

      Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

          V   the Assignee

               .1. shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

               .2. agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          VI   the  Assignor  shall be released from its  obligations
      under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

      The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in
Section 10.11.1 of the Credit Agreement upon the delivery hereof.

      The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Agent to acknowledge receipt of this document:

            1.    Address for Notices:
                                   Institution Name:
                                   Attention:
                                   Domestic Office:
                                   Telephone:
                                   Facsimile:
                                   Telex (Answerback):
                                   LIBOR Office:
                                   Telephone:
                                   Facsimile:
                                   Telex (Answerback):

            2.    Payment Instructions:

      The Assignee agrees to furnish the tax form required by the second to last sentence of Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

      This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage             [ASSIGNOR]

  Commitment
     and
    Loans:          ___%
                                    By:__________________________
                                       Title:

Percentage                      [ASSIGNEE]

  Commitment
     and
    Loans:          ___%
                                    By:__________________________
                                       Title:

Accepted and Acknowledged
this ___ day of _______, 19__

____________________________,
  as Agent

By:_________________________
   Title:

                                                    EXHIBIT E

             [Opinion of Texas Counsel to GSU]

                                                        EXHIBIT F

             [Opinion of Louisiana Counsel to GSU]

                                                        EXHIBIT G

            [Opinion of New York Counsel to Borrower]

                                                        EXHIBIT H



               [Opinion of Counsel to the Agent]

                                                      EXHIBIT I


          Certificate of Authorized Officer of Obligor


      I, the undersigned, [Assistant] Secretary of ______________, a _______________ corporation (the "Obligor"), DO HEREBY CERTIFY that:

           This Certificate is furnished pursuant to Section 5.1.1 of that certain Credit Agreement, dated as of _______________, 19___ (the "Credit Agreement"), among the River Bend Fuel Services, Inc., certain financial institutions and ______________________ (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Credit Agreement.

            There   have  been  no  amendments  to  the  Articles   of
Incorporation of the Obligor since _________, 19__.

           Attached hereto as Annex I is a true, correct and complete copy of the by-laws of the Obligor as in effect on the date hereof.

           Attached hereto as Annex II is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors and/or a committee thereof of the Obligor, convened and held on the ___ day of ____________, 19__ , which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and the [Credit Agreement, the Notes and the other Loan Documents] to which the Obligor is a party are in substantially the forms of those documents submitted to and approved by the Board of Directors of the Obligor at such meeting.

_______________________________

* Insert the date of the Secretary of State's Certificate (attached to which is a copy of the Articles of Incorporation of the Obligor) furnished to the Agent at the execution of the Credit Agreement.

           The persons named in Annex III attached hereto have been duly elected, have duly qualified as and at all times since ____________, 19__ (to and including the date hereof), have been officers of the Obligor holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

           I know of no proceeding for the dissolution or liquidation of the Obligor or threatening its existence.

      WITNESS my hand and seal of the Obligor this ____ day of ________________, 19___.


                              ____________________________
                              [Authorized Officer]


                              [Affix Corporate Seal]

      I,  the  undersigned, [              ] of the Obligor DO  HEREBY
CERTIFY that:

           ___________________ is [a] the duly elected and qualified [ ] of the Obligor and the signature above is his genuine signature.

           The representations and warranties on the part of the Obligor contained in the Loan Documents executed by the Obligor are as true and correct at and as of the date hereof as though made on and as of the date hereof.

           No Default has occurred and is continuing, or would result from the consummation of the initial borrowing on this date.

     WITNESS my hand on this ____ day of __________________, 19___.


                              _______________________________
                              [                             ]

                                             Annex I to Exhibit I



        [Copy of the by-laws of ______________________]

                                            Annex II to Exhibit I



Resolutions of the Board of Directors of _______________________


      WHEREAS, there has been presented to this meeting a form of Credit Agreement (draft of ________________, 19___) (the "Credit Agreement"), among this Corporation, certain financial institutions (the "Lenders") and ____________________ (the "Agent"), providing for the making by the Lenders of certain Loans (as defined in the Credit Agreement) to this Corporation; [and]

      WHEREAS, it payment of this Corporation's obligations under and in connection with the Credit Agreement and the promissory notes to be executed by this Corporation pursuant thereto be secured by the Collateral Agreements (as defined in the Credit Agreement).

      NOW, THEREFORE, BE IT RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and he hereby is authorized to execute, in the name and on behalf of this Corporation, and deliver a credit agreement among this Corporation, the Lenders and the Agent, substantially in the form of the Credit Agreement presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer executing the Credit Agreement on behalf of this Corporation shall deem proper, such execution by such officer of the Credit Agreement to be conclusive evidence that such officer deems all of the terms and provisions thereof to be proper;

      FURTHER RESOLVED, that the President or any Vice President of this Corporation, and each of them, be and he hereby is authorized to borrow from time to time on behalf of this Corporation the amounts permitted or provided to be borrowed by this Corporation under the Credit Agreement executed by this Corporation pursuant to these resolutions, and to execute and deliver on behalf of this Corporation the promissory notes payable to the order of the Lenders, substantially in the form provided for as an exhibit to the Credit Agreement, evidencing such borrowings; [and]

     FURTHER RESOLVED, that each and every officer of this Corporation be and he hereby is authorized in the name and on behalf of this Corporation from time to time to take such actions and to execute and deliver such certificates, instruments, notices and documents as may be required or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of this Corporation under the Credit Agreement, the Collateral Agreements and the Basic Documents (as defined in the Credit Agreement) executed by this Corporation pursuant to these resolutions, or under any other instrument or document executed pursuant to or in connection with the Credit Agreement, the Collateral Agreements or the Basic Documents; all such actions to be performed in such manner, and all such certifi cates, instruments, notices and documents to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by this Board of Directors.

                                           Annex III to Exhibit I





Name of Officer               Office          Signature

||                       TABLE OF CONTENTS

                                                             Page

I    DEFINITIONS AND ACCOUNTING TERMS                           1
     1.1.      Defined Terms                                    1
     1.2.      Use of Defined Terms                            17
     1.3.      Cross-References                                17
     1.4.      Accounting and Financial Determinations         18

II   COMMITMENTS, BORROWING PROCEDURES AND NOTES               18
     2.1.      Commitments                                     18
     2.1.1.    Commitment of Each Lender                       18
     2.1.2.    Lenders Not Permitted or Required To Make
                Loans                                          18
     2.2.      Optional Reduction of Commitment Amount         18
     2.3.      Borrowing Procedure                             19
     2.4.      Continuation and Conversion Elections           19
     2.5.      Funding                                         19
     2.6.      Notes                                           20
     2.7.      Termination; Extension of Stated Maturity
                Date.                                          20

III  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES                21
     3.1.      Repayments and Prepayments                      21
     3.2.      Interest Provisions                             21
     3.2.1.    Rates                                           21
     3.2.2.    Post-Maturity Rates                             24
     3.2.3.    Payment Dates                                   24
     3.3.      Fees                                            25
     3.3.1.    Commitment Fee                                  25
     3.3.2.    Facility Fee                                    25
     3.3.3.    Agent's Fee                                     25

IV   CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS           25
     4.1.      Fixed Rate Lending Unlawful                     25
     4.2.      Deposits Unavailable                            25
     4.3.      Increased Fixed Rate Loan Costs, etc.           26
     4.4.      Funding Losses                                  26
     4.5.      Increased Capital Costs                         27
     4.6.      Taxes                                           27
     4.7.      Payments, Computations, etc.                    28
     4.8.      Sharing of Payments                             29
     4.9.      Setoff                                          30
     4.10.     Use of Proceeds                                 30

V    CONDITIONS TO BORROWING                                   30
     5.1.      Initial Borrowing                               30
     5.1.1.    Resolutions, etc.                               30
     5.1.2.    Delivery of Notes                               31
     5.1.3.    Loan Documents                                  31
     5.1.4.    Basic Documents                                 31
     5.1.5.    Opinions of Counsel                             31
     5.1.6.    Closing Fees, Expenses, etc.                    31
     5.1.7.    Governmental Approvals                          32
     5.1.8.    Trust Indenture                                 32
     5.1.9.    Trust Agreement                                 32
     5.2.      All Borrowings                                  32
     5.2.1.    Compliance with Warranties, No Default, etc.    32
     5.2.2.    Borrowing Request                               33
     5.2.3.    Satisfactory Legal Form                         33

VI   REPRESENTATIONS AND WARRANTIES                            33
     6.1.      Organization, etc.                              33
     6.2.      Due Authorization, Non-Contravention, etc.      34
     6.3.      Government Approval, Regulation, etc.           34
     6.4.      Validity, etc.                                  35
     6.5.      Financial Information                           35
     6.6.      No Material Adverse Change                      35
     6.7.      Litigation, Labor Controversies, etc.           36
     6.8.      Subsidiaries                                    36
     6.9.      Ownership of Properties                         36
     6.10.     Taxes                                           36
     6.11.     Pension and Welfare Plans                       36
     6.12.     Environmental Warranties                        36
     6.13.     Regulations G, U and X                          36
     6.14.     Accuracy of Information                         36
     6.15.     Absence of Foreign Status                       37

VII  COVENANTS                                                 37
     7.1.      Affirmative Covenants                           37
     7.1.1.    Financial Information, Reports, Notices, etc.   37
     7.1.2.    Compliance with Laws, etc.                      39
     7.1.3.    Maintenance of Properties                       39
     7.1.4.    Insurance                                       39
     7.1.5.    Books and Records                               40
     7.2.      Negative Covenants                              40
     7.2.1.    Business Activities                             40
     7.2.2.    Indebtedness                                    40
     7.2.3.    Liens                                           41
     7.2.4.    [Intentionally Omitted.]                        42
     7.2.5.    Investments                                     42
     7.2.6.    Restricted Payments, etc.                       43
     7.2.7.    Capital Expenditures, etc.                      43
     7.2.8.    Rental Obligations                              43
     7.2.9.    Take or Pay Contracts                           43
     7.2.10.   Consolidation, Merger, etc.                     43
     7.2.11.   Asset Dispositions, etc.                        44
     7.2.12.   Modification of Certain Agreements              44
     7.2.13.   Transactions with Affiliates                    44
     7.2.14.   Negative Pledges, Restrictive Agreements, etc.  44

VIII EVENTS OF DEFAULT                                         44
     8.1.      Listing of Events of Default                    44
     8.1.1.    Non-Payment of Obligations                      44
     8.1.2.    Breach of Warranty                              45
     8.1.3.    Non-Performance of Certain Covenants and
               Obligations                                     45
     8.1.4.    Non-Performance of Other Covenants and
               Obligations                                     45
     8.1.5.    Default on Other Indebtedness                   45
     8.1.6.    Judgments                                       45
     8.1.7.    Basic Documents                                 46
     8.1.8.    Control of the Borrower                         46
     8.1.9.    Bankruptcy, Insolvency, etc.                    46
     8.1.10.   Impairment of Security, etc.                    47
     8.2.      Action if Bankruptcy                            47
     8.3.      Action if Other Event of Default                47

IX   THE AGENT                                                 47
     9.1.      Actions                                         47
     9.2.      Funding Reliance, etc.                          48
     9.3.      Exculpation                                     48
     9.4.      Successor                                       49
     9.5.      Loans by CIBC                                   50
     9.6.      Credit Decisions                                50
     9.7.      Copies, etc.                                    50

X    MISCELLANEOUS PROVISIONS                                  50
     10.1.     Waivers, Amendments, etc.                       50
     10.2.     Notices                                         51
     10.3.     Payment of Costs and Expenses                   52
     10.4.     Indemnification                                 52
     10.5.     Survival                                        53
     10.6.     Severability                                    53
     10.7.     Headings                                        54
     10.8.     Execution in Counterparts, Effectiveness, etc.  54
     10.9.     Governing Law; Entire Agreement                 54
     10.10.    Successors and Assigns                          54
     10.11.    Sale and Transfer of Loans and Note;
               Participations in Loans and Note                54
     10.11.1.  Assignments                                     54
     10.11.2.  Participations                                  56
     10.12.    Other Transactions                              57
     10.13.    Forum Selection and Consent to Jurisdiction     57
     10.14.    Waiver of Jury Trial                            57
     10.15.    Usury Not Intended                              58
     10.16.    Revolving Credit Statute                        59
     10.17.    No Recourse                                     59



SCHEDULE I -   Disclosure Schedule

SCHEDULE II -  Name and Address of Lenders

EXHIBIT A    - Form of Note
EXHIBIT B    - Form of Borrowing Request
EXHIBIT C    - Form of Continuation/Conversion Notice
EXHIBIT D    - Form of Lender Assignment Agreement
EXHIBIT E    - Form of Opinion of Texas Counsel to GSU
EXHIBIT F    - Form of Opinion of Louisiana Counsel to GSU
EXHIBIT G    - Form of Opinion of New York Counsel to the Borrower
EXHIBIT H    - Form of Opinion of Counsel to the Agent
EXHIBIT I    - Form of Certificate of Authorized Officer of
                each Obligor
EXHIBIT J    - Form of Letter from GSU to the Lenders
EXHIBIT K    - Form of Certificate from GSU